UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2024

Solitron Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-04978	22-1684144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Sansburys Way, West Palm Beach, Florida	33411
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2024, Micro Engineering, Inc., a wholly owned subsidiary of Solitron Devices, Inc. (the “Company”) purchased the property and facilities occupied by the Company, located at 401 Roger Williams Road, Apopka, Florida (the “Micro Property”), for a purchase price of $1,750,000. Micro Engineering, Inc. previously occupied the Micro Property under a commercial lease agreement dated September 1, 2023, which provided the Company with an option to purchase the Micro Property for $1,750,000 at any time before the six month anniversary of the lease agreement. In addition, on May 21, 2024, the Company entered into a Loan Agreement with Bank of America, N.A. (“BOA”) with respect to the Company’s acquisition of the Micro Property. The Loan Agreement is (1) evidenced by a Promissory Note issued by the Company in favor of BOA in the principal amount of $1,400,000 and (2) secured by the Micro Property and certain related assets and rights pursuant to a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing between BOA and Micro Engineering. The Micro Property is subject to the Mortgage, Assignment of Rents, Security Agreement and Fixture Filing. Furthermore, Micro Engineering guaranteed the Company’s obligations under the Promissory Note pursuant to a Continuing and Unconditional Guaranty.

Pursuant to the loan documentation, BOA has advanced $1,400,000 to the Company for the purchase of the Micro Property. The Company agreed to pay installments of principal and interest in the amount of $10,444.14 on the first day of each month, commencing on July 1, 2024, and continuing on the same day of each calendar month thereafter, through May 1, 2034. The Company agreed to pay all remaining outstanding principal, together with all then accrued and unpaid interest, on May 31, 2034. The outstanding principal amount of the loan may be prepaid at any time with accrued interest and the interest payment that would have accrued through the term of the loan with respect to the prepayment amount. The loan is scheduled to mature on May 31, 2034. Interest on the outstanding principal amount of the loan is payable monthly at the annual rate equal to 6.39% per annum.

The Company and Micro Engineering made certain representations and warranties in connection with the loan and are required to comply with various covenants, reporting requirements and other customary requirements, including negative covenants against changes in the Company’s management or capital structure and entering into certain enumerated transactions or actions. The loan documentation contains customary events of default, including the Company’s failure to make principal, interest or other payments when due; the failure of the Company or Micro Engineering to observe or perform their respective covenants under the loan documentation; a breach of the representations and warranties of the Company or Micro Engineering; the insolvency or bankruptcy of the Company or Micro Engineering; and any judgement or award entered against the Company or Micro Engineering in excess of $250,000. Upon the occurrence and during the continuance of an event of default, BOA may declare the outstanding principal amount and all other obligations under the loan immediately due and payable. The Company incurred customary costs and expenses and paid certain fees to BOA in connection with the loan.

The foregoing description of the loan documentation is a summary only and does not purport to be complete, and is qualified in all respects by the provisions of the loan documentation Copies of the Loan Agreement, Promissory Note and Mortgage, Assignment of Rents, Security Agreement and Fixture Filing are attached hereto as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Loan Agreement dated May 21, 2024 between Bank of America, N.A. and Solitron Devices, Inc.
10.2	Promissory Note dated May 21, 2024 issued by Solitron Devices, Inc. in favor of Bank of America, N.A.
10.3	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated May 21, 2024 by Micro Engineering, Inc. to Bank of America, N.A.*
10.4	Continuing and Unconditional Guaranty by Micro Engineering, Inc. dated May 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITRON DEVICES, INC.

May 24, 2024	By:	/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer and Chief Financial Officer

4